Code Green Apparel Corp. 8-K

Exhibit 16.1

May 17, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read Item 4.01 included in the Form 8-K dated on or around May 17, 2017 of Code Green Apparel Corp., to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

Patrick D. Heyn, CPA, P. A.

120 S Olive Avenue, Suite 500, West Palm Beach, Florida, 33401, Phone 561-429-6377